Exhibit 10.10
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                              EMPLOYMENT AGREEMENT


This Employment Agreement ("Agreement") is entered into as of July 1, 2000 ("Effective Date") between Glenn A. Befort ("Employee") and Antennas America, Inc. a Utah Corporation ("Company"). For purposes of this Agreement, each of Employee and Company is individually referred to as a "Party", and Employee and Company are referred to collectively as the "Parties".


                                     RECITAL

     Company desires to retain the services of Employee and Employee has offered to provide services to Company pursuant to the terms of this Agreement.


                                    AGREEMENT

     In consideration of the premises and of the mutual covenants included in this Agreement, the Parties agree as follows:

          1. Services: Company retains Employee and Employee shall perform services for Company as set forth in this Agreement on behalf of Company for the period and under the terms and conditions set forth in this Agreement.

          2. Term: This Agreement shall be for an initial period of three years ("Term") commencing on the Effective Date and terminating on June 30, 2003 subject, however, to review and termination during the Term as provided herein. The Parties agree to negotiate in good faith the continuation of the employment relationship of Employee with Company following the Term upon such terms as the Parties may agree; provided however, that in the event that either Party does not desire to continue the employment relationship beyond the Term, that Party shall deliver notice to the other Party of that intention on or before 90 days prior to the expiration of the Term and the Parties shall not be obligated to negotiate the continuation of the employment relationship. If the employment relationship does not continue beyond the Term, Employee agrees to cooperate with Company and Company's new management with respect to the transition of the new management in the operations previously performed by Employee.

          3. Duties: Employee shall perform the following services for Company:

               3.1. Employee shall serve as Chief Executive Officer and Treasurer of Company and in that capacity shall work with Company to pursue Company's plans as directed by Company's Board of Directors (the "Board"). In the event the Board directs Employee to act in a different capacity other than as Chief Executive Officer, Employee shall have the option to terminate this Agreement per the terms of Section 7.1. of this Agreement.

               3.2. During the Term, Employee shall devote all of Employee's business time to the performance of Employee's duties under this Agreement. Without limiting the foregoing, Employee shall be on Company's premises performing services on behalf of Company or traveling on behalf of Company on a full time basis and Employee shall be available at the request of Company at other times, including weekends and holidays, to meet the needs of Company's business.

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               3.3. During the Term, Employee will not engage in any other activities or undertake any other commitments that conflict with or take priority over Employee's responsibilities and obligations to Company and Company's business, including without limitation those responsibilities and obligations incurred pursuant to this Agreement.

          4. Compensation: Company shall pay Employee for the performance of services pursuant to this Agreement as follows:

               4.1. Company shall pay Employee for the performance of services pursuant to this Agreement a salary at the annual rate of $250,000, payable in at least bi-weekly installments.

               4.2. Employee shall also receive an annual incentive bonus equal to five percent of EBITDA with a guaranteed minimum of $150,000 if EBITDA is at least $1. For the year 2000, the guaranteed minimum incentive bonus will be equal to the pro-rated portion of the $150,000 calculated using the Effective Date. In subsequent years the incentive bonus shall be determined according to the audited year-end financial statements of Company and shall be payable on or before 10 business day after the filing by Company with the SEC of Company's Annual Report on Form 10-KSB or Form I0-K, or the successor such Form, with respect to that fiscal year.

               4.3. Employee shall also receive Stock Options to purchase 8,400,000 shares of Company common stock, the exercise price of which will be equal to the weighted average trading price on the Effective Date, which will also be employee's first day of employment, and the term of the options will be five years from the Effective Date. On the employee's first anniversary date, 2,800,000 of the options will become exercisable with an expiration date four years from the first anniversary date; on the Employee's second anniversary date 2,800,000 of options will be come exercisable with an expiration date three years from the second anniversary date; and on the Employee's third anniversary date 2, 800,000 options will become exercisable with the expiration date two years from the third anniversary date. However, if the Company is acquired or has a change of control, as defined in Section 7.4. below, or if Employee's employment with Company is terminated without cause, or due to death or disability, all remaining unexercisable options will become exercisable immediately on the date any of these events occurs. Any options that have become exercisable as the result of any of the triggering events described above in this Section 4.3., will expire on the fifth anniversary of the Effective Date.

Per IRS Code and per Company's 1997 Stock Option and Compensation Plan, some of the 8,400,000 options can be classified as Qualified Options and the remainder must be classified as Non-Qualified Options. The specific number of options classified as Qualified Options will be determined after the exercise price of the options has been calculated as described above in this Section 4.3. Per IRS Code, the maximum number of Qualified Options that can be granted to an Employee in each calendar year is equal to $100,000 divided by the exercise price for those options.

                    4.3.1. In the event that Employee terminates his employment with Company voluntarily prior to the third anniversary of the Effective Date or if Employee's employment is terminated for cause by the Board of Directors, any unexercised options will expire 90 calendar days from the Employee's termination date per this Section 4.3.1., and any remaining unexercisable options will expire on the Employee's termination date per this Section 4.3.1.

               4.4. Any payments that company is required to make to Employee pursuant to this Agreement shall be reduced by (i) such amounts as are required to be withheld with respect to those amounts under and for the purposes of any of the applicable tax and other laws or regulations, and (ii) such amounts as Employee may owe to Company at any time and from time to time.

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               4.5. Employee shall be eligible for participation in any present or future pension or retirement plan of Company of which other employees of Company are generally eligible. It is understood, however, that entitlements that may accrue to Employee pursuant to such arrangements may differ from those that accrue to other employees, such differences being based on the discretion of the Board.

          5. Reimbursement of Expenses: Employee shall be reimbursed for reasonable expenses incurred on behalf of Company in the performance of Employee's duties and services pursuant to this Agreement. Employee shall provide Company with an expense report containing a detailed description of expenses incurred by the 60th day following the calendar month in which the expenses were incurred on behalf of Company. The description of expenses shall contain such information as may be required in order to permit such reimbursements as proper deductions to Company under the Internal Revenue Code, as amended, and the rules and regulations adopted pursuant thereto and in effect at that time. Company shall pay this invoice within 30 days of its receipt.

          6. Additional Benefits:

               6.1. Employee shall be entitled to take reasonable amounts of paid time off for vacation and other personal reasons.

               6.2. Employee and his family, if any, shall be entitled to receive such benefits under medical insurance plans, life and disability insurance and otherwise, as are provided to all other managers or directors of Company.

          7. Termination:

               7.1. Employee may terminate this Agreement at any time without further liability or obligation hereunder if Company has breached a material provision of this Agreement or Company has otherwise materially breached any other obligation to Employee, such termination to be effected at least 90 days prior to the date for termination and Company's failing to cure the breach prior to the date set for termination in that notice.

               7.2. Company may terminate this Agreement at any time for cause, with such termination to be effected by the Company's giving Employee written notice of termination. The term "For Cause" shall include termination of employment as a result of any of the following" (i) a material breach of this Agreement by Employee; or (ii) as a result of a determination by the Board, acting reasonable;, that the Employee has (A) committed a criminal act or an act constituting moral turpitude, or (B) committed any fraudulent act, or (C) breached the Employee's fiduciary duty to the Company.

               7.3. Within the first twenty four months of the effective date of this Agreement, Company may terminate this Agreement immediately by Company's giving written notice of termination to Employee by the Company's paying Employee a severance, in twelve equal monthly installments, of $400,000. After twenty four months Company may terminate this Agreement by giving written notice of termination to Employee and by the Company's paying Employee's compensation of in accordance with the terms of this Agreement for a period beginning on the date of termination and ending on the earlier to occur of 90 days after the date of termination and the end of the Term of this Agreement in accordance with
Section 2. of this Agreement. It is further understood that in the event the Agreement is terminated per this Paragraph 7.3. that any other outstanding amounts owing to Employee by Company as of the date of termination shall be paid in full to Employee no later than 60 days from the date of termination.

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               7.4. At the option of either Party, this Agreement may be
terminated within six months after the date of a "Change in Control" of Company, as defined below, by giving 90 days' prior written notice of termination to Employee. A Change in Control shall mean the sale, liquidation, dissolution, consolidation, merger or other business combination of or involving Company, which consolidation , merger or other business combination results in persons and/or entities, other than shareholders of Company immediately prior to the transaction, owning a majority of Company's outstanding common stock, or the change in ownership of more than 50 percent of Company, or the transfer of all or substantially all of Company's assets.

               7.5. This Agreement shall terminate upon the death of Employee or if Employee becomes permanently disabled. Employee shall be considered permanently disabled if, and on the date on which, Employee has been unable to perform a substantial and material portion of Employee's duties hereunder, for a period of 90 continuous days, because of sickness, injury, or disability, as determined by a majority vote of the Board.

               7.6. In the event Employee's employment is terminated, then all unaccrued salary obligations of Company to Employee shall cease as of the date of termination except as otherwise expressed herein.

          8. Corporate Data and Information: Employee understands that Employee has access to certain information concerning Company and its business that is provided solely in connection with Employee's employment with Company. Any other use of this information at any time during or after the term of this Agreement is prohibited. Further, Employee understands that Company is a publicly traded company and it is important for Company to protect the rights of its shareholders. Employee understands that applicable federal securities laws impose significant restrictions concerning the use or disclosure of certain non-public information in general and in buying or selling, or disclosing with others the possibility of buying or selling Company's stock by persons who have access to material information concerning Company which is not generally available to members of the general public. Employee understands that Employee is subject to the restrictions. During and after Employee's employment, Employee agrees that Employee will not at any time disclose, to any person or entity for any reasons or purpose whatsoever, nor use for Employee's own personal benefit or the benefit of any person or entity, any information concerning the financial or business or other operations of the company that is not publicly known, provided that this restriction shall not apply to information required to be disclosed under applicable laws, regulation, court order or subpoena to which Employee is subject. Upon the termination of the Employee's employment under this Agreement for any reason, the Employee hereby agrees to return to Company all data and information relating to the business of Company or any of its subsidiaries or affiliates that Employee obtained during or prior to the time of Employee's employment. It is expressly agreed that the terms and conditions of this Section 8. shall apply after any termination, whether voluntary or involuntary, of Employee's employment under this Agreement.

          9. Alternative Dispute Resolution: Employee agrees that any and all disputes that Employee has with Company, or any of Company's employees, which arise out of Employee's employment or under the terms of this Agreement shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitations, disputes relating to this Agreement, Employee's employment with Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Employee's employment with Company or its termination. The only claims not covered by this Section 9. are wage claims, claims for benefits under the worker's compensation laws or claims for unemployment insurance benefits, which will be resolved pursuant to those laws. Binding arbitration will be conducted in either Arapahoe, Denver or Jefferson

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County, Colorado in accordance with the rules and regulations of the American
Arbitration Association Employment Dispute Resolution Rules. Each Party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. The arbitrator also will determine whether each Party will pay its own attorneys' fees or whether one Party will pay all or part of the other Party's attorney's fees. Employee understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. Employee further represents that he is making a voluntary and knowing waiver of his right to pursue any and all employment-related claims in court.

          10. Non-Compete: Employee acknowledges and recognizes the highly competitive nature of Company's business and that Employee's duties hereunder justify reasonable restricting Employee's future employment following any termination of employment with Company. Employee agrees that while Employee is employed with Company, and for a period of two years following termination of employment with Company, Employee will not (a) induce customers, agents or other sources of distribution of Company's business to reduce, alter or divert business with or from Company; (b) reveal any proprietary information regarding Company, or (c) manage, support, consult or work on any project which is intended to directly compete with a Company product which was completed or in development during Employee's period of employment with Company.

          11. Representations and Warranties:

               11.1. Company represents and warrants to Employee as follows: (i ) Company has been duly formed as a corporation under the laws of the State of Utah; and (ii) the execution of this Agreement has been duly authorized by Company and does not require the consent of or notice to any party nor previously obtained or given.

               11.2. Employee represents and warrants to Company that the execution of this Agreement and the performance of Employee's obligations hereunder does not require the consent of or notice to any party not previously obtained or given, and there is nothing that prohibits or restricts the execution by Employee of this Agreement or his performance of the obligations hereunder.

          12. Covenants: Each of Employee and Company covenants to diligently and skillfully do and perform the acts and duties required herein.

          13. Miscellaneous:

               13.1. Entire Agreement: This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between the Parties with respect to the subject matter of this Agreement.

               13.2. Notice: All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this
Section 13.2. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after is has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section
13.2. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it was sent provided that is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the Party to whom the Notice is being sent, on that business day; otherwise, each such Notice

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shall be effective on the first business day occurring after the Notice is sent.
Each such Notice shall be addressed to the Party to be notified as shown below:

         To Company:       Antennas America, Inc.
                           4860 Robb Street, Suite 101
                           Wheat Ridge, Colorado 80033

         To Employee:      Glenn A. Befort
                           114 Poppy Hills Cove North
                           Georgetown, Texas 78628

Either Party may change its address for purposes of this Section 13.2. by giving the other Party written Notice of the new address in the manner set forth above.

               13.3. Severability: Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

               13.4. Non-waiver: The waiver of either Party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

               13.5. Amendment: No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

               13.6. Inurement: This Agreement shall be binding upon, and inure to the benefit of, Employee and Company, and their respective heirs, successors and assigns. Notwithstanding the foregoing, this Agreement shall not be assignable by either Party. There are no third party beneficiaries to this Agreement.

               13.7. Headings: The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect is interpretation.

          IN WITNESS WHEREOF, this Agreement is executed on the date(s) set forth below to be effective as of the Effective Date.

                                                     EMPLOYEE:

7-30-00                                                 /s/ Glenn A. Befort
-------                                              ---------------------------
Date                                                 Glenn A. Befort

                                                     ANTENNAS AMERICA, INC.

June 30, 2000                                           /s/ Randall P. Marx
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Date                                                 Randall P. Marx
                                                     Chief Executive Officer